Exhibit 99.1	Earnings News Release Dated March 29, 2006
News from UTi
Contacts:

Lawrence R. Samuels	Cecilia Wilkinson/Angie Yang
Senior Vice President, Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	310.279.5980
310.604.3311	investor@pondel.com
UTi WORLDWIDE REPORTS FISCAL 2006 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS
— Fiscal 2006 Operating Income Increases 38% on 25% Gain in Net Revenues —
Rancho Dominguez, California – March 29, 2006 – UTi Worldwide Inc. (NASDAQ NM:UTIW) today reported financial results for the three months and fiscal year ended January 31, 2006.
For the fourth quarter of fiscal 2006, gross and net revenues increased 16 percent and 18 percent, respectively, to $728.2 million and $253.7 million versus the prior-year fourth quarter, due primarily to organic growth. After adjusting for the impact of the generally strengthening U.S. dollar and acquisitions made by UTi during fiscal 2006, gross and net revenues increased 19 percent and 20 percent, respectively, in the fourth quarter of fiscal 2006 when compared to the prior-year fourth quarter.
Operating income for the fiscal 2006 fourth quarter totaled $31.2 million, up 18 percent from $26.5 million in the fiscal 2005 fourth quarter. Operating income as a percentage of net revenues was 12.3 percent in the fiscal 2006 fourth quarter, which was consistent with the 2005 fourth quarter. Operating income as a percentage of net revenues in the fourth quarter of fiscal 2006 was impacted primarily by the growing contribution of UTi’s contract logistics operations, which typically has lower operating margins than the company’s freight forwarding operations, and by higher corporate expenses. In addition, the growth in the operating income as a percentage of net revenues in the fourth quarter of fiscal 2006 for UTi’s freight forwarding operations was constrained by the impact of the expenses related to the reorganization of the company’s Brazilian operations and the company’s opportunistic hiring of sales personnel, as previously disclosed.
Net income for the fiscal 2006 fourth quarter increased 20 percent to $22.3 million, or $0.23 per diluted share, based on 98.7 million shares outstanding, which reflects UTi’s three-for-one split of the company’s ordinary shares implemented March 27, 2006. This compares with net income in the prior-year fourth quarter of $18.6 million, or $0.19 per diluted share, based on 96.6 million shares outstanding, as adjusted for the company’s recent stock split.
“We’re pleased with these results as they reflect another quarter of solid organic growth in each of UTi’s geographic regions as we continue to pursue and invest in our NextLeap goal of providing customized global integrated logistics solutions for our clients,” said Roger I. MacFarlane, chief executive officer of UTi.
For the fiscal year ended January 31, 2006, gross revenues grew 23 percent to $2.8 billion from $2.3 billion in fiscal 2005. Net revenues for fiscal 2006 totaled $966.4 million, up 25 percent from $773.8

Exhibit 99.1	Earnings News Release Dated March 29, 2006
million in the prior fiscal year. Operating income rose 38 percent to $132.1 million from $95.5 million in fiscal 2005 and operating income as a percentage of net revenues increased to 13.7 percent for the year ended January 31, 2006, from 12.3 percent in the prior fiscal year.
Net income for fiscal 2006 totaled $88.4 million, or $0.90 per diluted share, based on 98.0 million shares outstanding, as adjusted for UTi’s recent three-for-one stock split. This represents a 31 percent increase from the prior year’s net income of $67.5 million, or $0.71 per diluted share, based on 95.7 million shares outstanding on a post-split basis.
Fiscal 2006 cash flow from operations grew 83 percent over fiscal 2005 levels to $131 million.
“UTi’s employees worldwide, with their dedicated commitment to our NextLeap strategy, which centers on our clients’ success, delivered another year of strong performance and helped fuel our emerging role as a global leader of integrated supply chain solutions,” MacFarlane said. “Our ability to generate solid cash flow from operations in fiscal 2006 is a testament to the leverage in our business model, and we are continuing to make progress toward fortifying the platform from which we expect to operate in the years ahead. We are also seeking to take advantage of recent industry consolidations to significantly expand our sales organization with experienced professionals who bring strong customer relationships to UTi. Moreover, during the year we moved even closer to our NextLeap destination of delivering a global integrated logistics solution to our clients with the addition of transportation management optimization skills and earlier this month, we added domestic freight management and truckload brokerage capabilities, both in the U.S.
“Looking forward to the final year of our five-year NextLeap journey, we are working hard to gain further operating efficiencies and have already begun planning for the next phase of our future strategy. As we have previously commented, while the initiatives and investments we are undertaking are expected to impact our financial performance in the near-term along with the expensing of stock options which will begin in fiscal 2007, we believe we are taking the appropriate steps to enable UTi to achieve our future growth objectives. We remain confident that our strategic direction will result in long-term value for our clients, employees, shareholders and other stakeholders,” MacFarlane said.
Investor Conference Call
UTi management will host an investor conference call today, March 29, 2006, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financials and operations for the fiscal 2006 fourth quarter and year ended January 31, 2006. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 10:00 a.m. PST, today, through Friday, March 31, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using Passcode 25792142.
About UTi Worldwide
UTi Worldwide Inc. is an international, non-asset based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and

Exhibit 99.1	Earnings News Release Dated March 29, 2006
technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its customers’ global supply chains.
Safe Harbor Statement
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its NextLeap goals and journey, UTi’s growth strategies and strategic direction to provide long-term value, the company’s emerging role as a global leader of integrated supply chain solutions, comments about the company’s progress towards fortifying its platform and any other statements which are not historical facts. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including increased competition; integration risks associated with acquisitions, including the company’s recent acquisition of Market Industries, Ltd. and the possibility that certain expected acquisition related tax consequences will not be realized; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including conditions such as inventory build-up, economic slowdowns, and declines in world trade or consumer confidence; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; the success and effects of new strategies; disruptions caused by conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Tables Follow)

Exhibit 99.1	Earnings News Release Dated March 29, 2006
UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Gross revenues:
Airfreight forwarding	$312,187	$274,681	$1,213,987	$1,017,560
Ocean freight forwarding	217,020	192,365	826,079	672,641
Customs brokerage	19,770	20,235	80,960	77,568
Contract logistics	118,449	82,697	443,738	312,289
Other	60,778	57,325	220,811	179,735

Total gross revenues	$728,204	$627,303	$2,785,575	$2,259,793

Net revenues:
Airfreight forwarding	$74,009	$68,343	$290,993	$253,289
Ocean freight forwarding	32,406	27,352	118,346	98,877
Customs brokerage	19,338	19,794	78,503	75,352
Contract logistics	98,055	73,054	370,714	257,141
Other	29,906	26,727	107,848	89,122

Total net revenues	253,714	215,270	966,404	773,781

Staff costs	139,184	108,265	514,752	397,765
Depreciation and amortization	4,655	5,978	21,952	19,453
Amortization of intangible assets	1,328	1,115	4,690	1,980
Other operating expenses	77,331	73,419	292,946	259,132

Operating income	31,216	26,493	132,064	95,451
Interest expense, net	(871)	(1,101)	(3,869)	(474)
(Losses)/gains on foreign exchange	(87)	999	(303)	973

Pretax income	30,258	26,391	127,892	95,950
Provision for income taxes	7,065	6,728	35,255	25,698

Income before minority interests	23,193	19,663	92,637	70,252
Minority interests	(935)	(1,051)	(4,213)	(2,723)

Net income	$22,258	$18,612	$88,424	$67,529

Basic earnings per share[1]	$0.23	$0.20	$0.94	$0.73
Diluted earnings per share[1]	$0.23	$0.19	$0.90	$0.71

Number of weighted-average shares outstanding used for per share calculations:
Basic shares[1]	94,924,571	92,618,673	94,146,993	92,203,080
Diluted shares[1]	98,662,721	96,584,832	98,042,114	95,705,328

1.	All periods presented have been adjusted for a three-for-one split of UTi’s ordinary shares effected on March 27, 2006.

Exhibit 99.1	Earnings News Release Dated March 29, 2006
UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	January 31,	January 31,
	2006	2005
	(Unaudited)
Assets
Cash and cash equivalents	$246,510	$178,132
Trade receivables, net	497,990	435,223
Deferred income tax assets	8,517	10,027
Other current assets	39,172	44,509

Total current assets	792,189	667,891

Property, plant and equipment, net	80,443	71,190
Goodwill and other intangible assets, net	350,907	293,775
Investments	1,050	587
Deferred income tax assets	4,027	1,104
Other non-current assets	11,684	10,120

Total assets	$1,240,300	$1,044,667

Liabilities & Shareholders’ Equity

Bank lines of credit	$95,177	$92,340
Short-term borrowings	4,441	3,165
Current portion of capital lease obligations	6,189	3,465
Trade payables and other accrued liabilities	465,100	413,003
Income taxes payable	22,904	18,533
Deferred income tax liabilities	1,694	678

Total current liabilities	595,505	531,184

Long-term borrowings	13,775	5,105
Capital lease obligations	16,068	9,820
Deferred income tax liabilities	11,593	19,607
Retirement fund obligations	5,124	1,332
Other long-term liabilities	4,960	136

Minority interests	6,755	3,293

Commitments and contingencies

Shareholders’ equity:
Common stock	359,835	325,905
Retained earnings	253,573	169,821
Accumulated other comprehensive loss	(26,888)	(21,536)

Total shareholders’ equity	586,520	474,190

Total liabilities and shareholders’ equity	$1,240,300	$1,044,667

Exhibit 99.1	Earnings News Release Dated March 29, 2006
UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve months ended
	January 31,
	2006	2005
	(Unaudited)
Operating Activities:
Net income	$88,424	$67,529
Adjustments to reconcile net income to net cash used in operating activities:
Stock compensation costs	5,163	576
Depreciation and amortization	21,952	19,453
Amortization of intangible assets	4,690	1,980
Deferred income taxes	(3,154)	1,440
Tax benefit relating to exercise of stock options	2,984	1,586
Gain on disposal of property, plant and equipment	(1,046)	(177)
Other	4,210	2,481
Changes in operating assets and liabilities:
Increase in trade receivables and other current assets	(54,118)	(127,116)
Increase in trade payables and other current liabilities	61,885	103,647

Net cash provided by operating activities	130,990	71,399

Investing Activities:
Purchases of property, plant and equipment	(17,802)	(20,870)
Proceeds from disposal of property, plant and equipment	3,117	2,698
Increase in other non-current assets	(2,230)	(888)
Acquisitions of subsidiaries and contingent earn-out payments	(53,168)	(118,179)
Other	118	773

Net cash used in investing activities	(69,965)	(136,466)

Financing Activities:
Increase in bank lines of credit	2,837	74,160
Increase in short-term borrowings	663	4,063
Long-term borrowings – advanced	13,814	1,946
Long-term borrowings – repaid	(5,626)	(316)
Repayments of capital lease obligations	(5,713)	(4,612)
Decrease in minority interests	(773)	(713)
Net proceeds from issuance of ordinary shares	10,766	5,334
Dividends paid	(4,672)	(3,563)

Net cash provided by financing activities	11,296	76,299

Net increase in cash and cash equivalents	72,321	11,232
Cash and cash equivalents at beginning of period	178,132	156,687
Effect of foreign exchange rate changes	(3,943)	10,213

Cash and cash equivalents at end of period	$246,510	$178,132

Exhibit 99.1	Earnings News Release Dated March 29, 2006
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended January 31, 2006
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$181,020	$183,539	$224,876	$138,769	$—	$728,204

Net revenue	$55,854	$101,319	$35,895	$60,646	$—	253,714
Staff costs	29,405	63,058	15,529	28,056	3,136	139,184
Depreciation and amortization	1,468	1,376	848	490	473	4,655
Amortization of intangible assets	—	1,036	114	178	—	1,328
Other operating expenses	14,731	29,205	8,552	19,823	5,020	77,331

Operating income/(loss)	$10,250	$6,644	$10,852	$12,099	$(8,629)	31,216

Interest expense, net						(871)
Losses on foreign exchange						(87)

Pretax income						30,258
Provision for income taxes						7,065

Income before minority interests						$23,193

	Three months ended January 31, 2005
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$153,209	$151,120	$190,818	$132,156	$—	$627,303

Net revenue	$48,312	$77,454	$29,615	$59,889	$—	$215,270
Staff costs	25,833	43,449	12,420	24,956	1,607	108,265
Depreciation and amortization	1,696	1,108	669	1,971	534	5,978
Amortization of intangible assets	—	931	—	184	—	1,115
Other operating expenses	12,953	26,747	7,245	22,627	3,847	73,419

Operating income/(loss)	$7,830	$5,219	$9,281	$10,151	$(5,988)	26,493

Interest expense, net						(1,101)
Gains on foreign exchange						999

Pretax income						26,391
Provision for income taxes						6,728

Income before minority interests						$19,663

Exhibit 99.1	Earnings News Release Dated March 29, 2006
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Twelve months ended January 31, 2006
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$693,661	$698,222	$854,717	$538,975	$—	$2,785,575

Net revenue	$209,165	$373,859	$136,358	$247,022	$—	$966,404
Staff costs	112,394	224,879	57,610	108,312	11,557	514,752
Depreciation and amortization	5,718	4,912	3,162	6,366	1,794	21,952
Amortization of intangible assets	—	3,679	306	705	—	4,690
Other operating expenses	55,425	107,305	32,601	86,063	11,552	292,946

Operating income/(loss)	$35,628	$33,084	$42,679	$45,576	$(24,903)	132,064

Interest expense, net						(3,869)
Losses on foreign exchange						(303)

Pretax income						127,892
Provision for income taxes						35,255

Income before minority interests						$92,637

	Twelve months ended January 31, 2005
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external Customers	$582,428	$562,853	$681,532	$432,980	$—	$2,259,793

Net revenue	$176,425	$286,760	$109,159	$201,437	$—	$773,781
Staff costs	94,202	164,615	44,587	87,110	7,251	397,765
Depreciation and amortization	5,413	3,674	2,476	6,069	1,821	19,453
Amortization of intangible assets	—	1,477	—	503	—	1,980
Other operating expenses	49,487	94,580	27,105	77,735	10,225	259,132

Operating income/(loss)	$27,323	$22,414	$34,991	$30,020	$(19,297)	95,451

Interest expense, net						(474)
Gains on foreign exchange						973

Pretax income						95,950
Provision for income taxes						25,698

Income before minority interests						$70,252

Exhibit 99.1	Earnings News Release Dated March 29, 2006
UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2006	2005	2006	2005
	(Unaudited)
Forwarding, Customs Brokerage & Other:

Gross revenue from external customers	$578,537	$518,273	$2,226,802	$1,854,162

Net revenue	$133,377	$125,944	$518,939	$454,885
Staff costs	71,210	63,455	271,474	229,493
Depreciation and amortization	2,130	3,396	11,915	11,348
Other operating expenses	32,730	36,191	133,970	131,476

Operating income	$27,307	$22,902	$101,580	$82,568

Contract Logistics, Distribution & Other:

Gross revenue from external customers	$149,667	$109,030	$558,773	$405,631

Net revenue	$120,337	$89,326	$447,465	$318,896
Staff costs	64,838	43,203	231,721	161,021
Depreciation and amortization	2,052	2,048	8,243	6,284
Amortization of intangible assets	1,328	1,115	4,690	1,980
Other operating expenses	39,581	33,381	147,424	117,431

Operating income	$12,538	$9,579	$55,387	$32,180